SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

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October 27, 2005

Whitemark Homes, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-8301	25-1302097
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

650 South Central Avenue, Suite 1000, Oviedo, Florida	32765
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(407) 366-9668

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.           CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a)	Previous Independent Accountants

(1)        (i)     Effective October 27, 2005, Beemer, Pricher, Kuehnhackl & Heidbrink, P.A. (“Beemer”) resigned as the independent registered public accounting firm of Whitemark Homes, Inc. (the “Registrant”).

(ii)    Beemer’s report on the Registrant’s financial statements for the past two (2) fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified as to uncertainty, audit scope, or accounting principles.

(iii)    The change of independent registered public accountants was approved by the Registrant’s Board of Directors on October 27, 2005.

(iv)    During the Registrant’s most recent two (2) fiscal years, as well as the subsequent interim period through October 27, 2005, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

(v)    During the Registrant’s most recent two (2) fiscal years, as well as the subsequent interim period through October 27, 2005, Beemer did not advise the Registrant of any of the matters identified in Item 304(a)(1)(iv)(B) of Regulation S-B.

(vi)    The Registrant has requested Beemer to furnish a letter addressed to the United States Securities & Exchange Commission stating whether it agrees with the statements made by the Registrant and, if not, stating the respects in which it does not agree.

(b)	New Independent Accountants

On October 27, 2005, the Registrant engaged Tedder, James, Worden and Associates, P.A. (“Tedder”) as its independent registered public accounting firm to audit the Registrant’s financial statements. The Registrant did not consult Tedder on any matters described in Item 304(a)(2)(i) or (ii) of Regulation S-B during the Registrant’s two (2) most recent fiscal years or any subsequent interim period prior to engaging Tedder.

ITEM 9.01.           FINANCIAL STATEMENTS AND EXHIBITS.

(a)    Not applicable

(b)    Not applicable

(c)    Letter from Beemer, Pricher, Kuehnhackl & Heidbrink, P.A., dated November 9, 2005, attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITEMARK HOMES, INC.

Date: November 8, 2005	By:	/s/ William D. Rigsby
	Name:	William D. Rigsby
	Its:	President and Chief Executive Officer

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